EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

              This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of June 16, 2006, among Tarrant Apparel Group, a California corporation (the "COMPANY"), and the purchasers signatory hereto (each such purchaser is a "PURCHASER" and all such purchasers are, collectively, the "PURCHASERS"). This Agreement is made pursuant to the Warrants Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the "PURCHASE AGREEMENT") and the Credit Agreement, dated as of the date hereof, by and among the Company, the Borrowers, the Guarantors, the Lenders thereto from time to time and the Administrative Agent and Collateral Agent for the Lenders, each as set forth in the Credit Agreement (the "CREDIT AGREEMENT"). The Company and the Purchasers hereby agree as follows:

              1.    DEFINITIONS

              CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN THAT ARE DEFINED IN THE PURCHASE AGREEMENT SHALL HAVE THE MEANINGS GIVEN SUCH TERMS IN THE PURCHASE AGREEMENT. As used in this Agreement, the following terms shall have the following meanings:

              "ADVICE" shall have the meaning set forth in Section 6(d).

              "EFFECTIVENESS DATE" means, with respect to the initial Registration Statement required to be filed hereunder, the 150th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 150th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder; provided, however, in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

              "EFFECTIVENESS PERIOD" shall have the meaning set forth in Section 2(a).

              "FILING DATE" means, with respect to the initial Registration Statement required hereunder, the 60th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 60th day following the date on which the Company first knows, or reasonably should have known that such additional Registration Statement is required hereunder.

              "HOLDER" or "HOLDERS" means the holder or holders, as the case may be, from time to time of Registrable Securities.

              "INDEMNIFIED PARTY" shall have the meaning set forth in Section 5(c).

              "INDEMNIFYING PARTY" shall have the meaning set forth in Section 5(c).

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              "LOSSES" shall have the meaning set forth in Section 5(a).

              "PLAN OF DISTRIBUTION" shall have the meaning set forth in Section 2(a).

              "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

              "PROSPECTUS" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

              "REGISTRABLE SECURITIES" means (i) all Underlying Shares issuable upon exercise in full of the Warrants including all additional Underlying Shares issuable in connection with any anti-dilution provisions in the Warrants, and
(ii) any securities issued or issuable upon any stock split, dividend or other distribution recapitalization or similar event with respect to the foregoing.

              "REGISTRATION STATEMENT" means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

              "RULE 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

              "RULE 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

              "SELLING SHAREHOLDER QUESTIONNAIRE" shall have the meaning set forth in Section 3(a).

              2.    SHELF REGISTRATION

              (a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of 125% of the portion of Registrable Securities included in clause (i) of the definition thereof, calculated as of such Filing

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Date for an offering to be made on a continuous basis pursuant to Rule 415. The
Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith), which if the Company is then eligible shall be an automatic registration statement. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold or may be sold by each Holder without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company and shall provide a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and each of the affected Holders, including, for purposes of clarification, a conclusion that each affected Holder is not an affiliate of the Company (the "EFFECTIVENESS PERIOD"). The Company shall immediately notify the Holders via facsimile or email of the effectiveness of the Registration Statement on the same day that the Company receives notification of the effectiveness from the Commission.

              3. REGISTRATION PROCEDURES

              In connection with the Company's registration obligations hereunder, the Company shall:

              (a) Not less than two Trading Days prior to the filing of each Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall, (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than 2 Trading Days after the Holders have been so furnished copies of such documents. Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex A (a "SELLING SHAREHOLDER QUESTIONNAIRE") concurrently with the execution and delivery of this Agreement, or, if not completed by the Holder prior to the date hereof, upon written request of the Company.

              (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as

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reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and as promptly as reasonably possible, upon request, provide the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

              (c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 90% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than 125% of the number of such Registrable Securities.

              (d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (ii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or the occurrence at any event or any state of facts that makes any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any pending corporate development with respect to the Company that the Board of Directors of the Company has determined in good faith and after consultation with legal counsel to be material nonpublic information and that, in the determination of the Board, makes it not in the best interest of the Company to allow continued availability of the Registration Statement or Prospectus; provided that any and all of such information shall remain

                                      -4-

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confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, notwithstanding each Holder's agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information. If the Company notifies the Holders in accordance with clauses (ii) through (v) of this Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable, and in no event may the Company suspend the use of the Prospectus for a period not to exceed 30 days in any 90-day period or an aggregate of 90 days in any 12-month period.

              (e) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

              (f) Furnish to each Holder, without charge, to the extent requested by such Holder, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference). ). The Company shall not, without the prior consent of the Holders, make any offer relating to the Registrable Securities that would constitute a "free writing prospectus," as defined in Commission Rule 405.

              (g) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving on any notice pursuant to Section 3(d).

              (h) Prior to any resale of Registrable Securities by a Holder, to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

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

              (i) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

              (j) Upon the occurrence of any event contemplated by Section 3(d) or as otherwise required, as promptly as reasonably possible under the circumstances taking into account the Company's good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (k) During the period during which the Company is required to maintain an effective Shelf Registration Statement pursuant to this Agreement, prior to the three-year expiration of that Shelf Registration Statement file, and use its best efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions, a new registration statement relating to the Securities, which shall be deemed the "Shelf Registration Statement" for purposes of this Agreement.

              (l) Comply with all applicable rules and regulations of the Commission.

              (m) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and the person thereof that has voting and dispositive control over the Registrable Securities. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within five Trading Days of the Company's request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

              (n) In the event of an underwritten offering conducted pursuant to
Section 6(f) hereof, the Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the managing underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

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

              (o) Enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering conducted pursuant to Section 6(f) hereof) and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 hereof with respect to all parties to be indemnified pursuant to Section 5 hereof.

              (p)

                    (i) (A) make reasonably available for inspection by the
                        Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause the Company's officers, directors and employees to supply all information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential by such Holders and any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Holders and other parties;

                   (ii) in connection with any underwritten offering conducted pursuant to Section 6(f) hereof, make such representations and warranties to the Holders participating in such underwritten offering and to the managing underwriters, in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings of equity and convertible debt securities and covering matters including, but not limited to, those set forth in the Purchase Agreement;

                  (iii) in connection with any underwritten offering conducted pursuant to Section 6(f) hereof, obtain opinions of counsel to the Company

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

                        (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Holders and the managing underwriters) addressed to each Holder participating in such underwritten offering and the underwriters, covering such matters as are customarily covered in opinions requested in primary underwritten offerings of equity and such other matters as may be reasonably requested by such Holders and underwriters (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post effective amendment thereto or most recent prospectus supplement thereto that is deemed to establish a new effective date, as the case may be, the absence from the Shelf Registration Statement and the prospectus and any prospectus supplement included therein, as then amended or supplemented and including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and as of an applicable time identified by such Holders or managing underwriters, the absence from the prospectus included in the Registration Statement, as amended or supplemented at such applicable time and including any documents incorporated by reference therein, taken together with any other documents identified by such Holders or managing underwriters, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, not misleading);

                   (iv) in connection with any underwritten offering conducted pursuant to Section 6(f) hereof, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each Holder participating in such underwritten offering (if such Holder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings;

                    (v) in connection with any underwritten offering conducted pursuant to Section 6(f) hereof, deliver such documents and certificates as

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                        may be reasonably requested by any Holders participating
                        in such underwritten offering and the managing underwriters, if any, including, without limitation, certificates to evidence compliance with Section 3(d) hereof and with any conditions contained in the underwriting agreement or other agreements entered into by the Company.

              (q) Use its best efforts to cause the Common Stock issuable upon conversion of the Securities to be listed for quotation on the Nasdaq National Market System or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the Effective Time of the Shelf Registration Statement hereunder.

              (r) The Company shall use its best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

              4. REGISTRATION EXPENSES. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with NASD Regulation, Inc. pursuant to the NASD Rule 2710, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in a Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. Further, the Company shall bear or reimburse the Holders for the reasonable fees and disbursements of a single counsel selected by a plurality of Holders to be included on a Registration Statement who own an aggregate of not less than 25% of the Registrable Securities covered by the Shelf Registration Statement to act as counsel therefore in connection therewith. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions and the Holders shall pay all underwriting discounts and commission, if any, relating to the sale

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or disposition of such Holder's Registrable Securities pursuant to the Shelf
Registration Statement.

              5.    INDEMNIFICATION

              (a) INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each underwriter (as defined in the Securities Act) or selling agent, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "LOSSES"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or "issuer free writing prospectus," as defined in Commission Rule 433 ("ISSUER FWP"), or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

              (b) INDEMNIFICATION BY HOLDERS. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

              (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel

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reasonably satisfactory to the Indemnified Party (who shall not, without the consent of the Indemnified Party, be counsel to the Indemnifying Party) and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise or consent to the entry of any judgment of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement compromise or judgment includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include a statement as to, or an admission of, fault, culpability or failure to act, by or on behalf of any Indemnified Party. Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined not to be entitled to indemnification contribution or reimbursement hereunder, determined based upon the relative faults of the parties.

              (d) CONTRIBUTION. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

              6.    MISCELLANEOUS

              (a) REMEDIES. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

              (b) NO PIGGYBACK ON REGISTRATIONS. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities. The Company shall not file any other registration statements until the initial Registration Statement required hereunder is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements already filed.

              (c) COMPLIANCE. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

              (d) DISCONTINUED DISPOSITION. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement, or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable.

              (e) PIGGY-BACK REGISTRATIONS. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

              (f) UNDERWRITTEN OFFERING. If (i) on or prior to the Effectiveness Date, a Shelf Registration Statement has not been filed with and declared effective by the Commission or (ii) at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities including by reason of (x) the Shelf Registration Statement ceasing to be effective or (y) the Holders being otherwise prevented or restricted by the Company from effecting sales pursuant to the Shelf Registration Statement for more than 10 days, whether or not consecutive, in any 90-day period, or for more than 20 days, whether or not consecutive, during any 12-month period (for purposes of clause (y), not counting days during which the Company is entitled to and has properly suspended use of the Prospectus pursuant to Section 3(d) hereof), then Holders of at least 33-1/3% in aggregate principal amount of the Registrable Securities then covered by the Shelf Registration Statement shall have the right to request an underwritten offering, and any Holder of Registrable Securities who desires to do so may sell Registrable Securities (in whole or in part) in such underwritten offering; provided that at least such aggregate principal amount of such Registrable Securities shall be included in such offering. Upon receipt of such a request, the Company shall provide all Holders of Registrable Securities written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by, the holders of a majority of the Registrable Securities to be included in such offering; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company. No Holder may participate in any underwritten offering contemplated hereby unless (a) such Holder agrees to sell such Holder's Registrable Securities to be included in the underwritten offering in accordance with any approved underwriting arrangements, (b) such Holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements, and (c) such Holder returns a completed and signed Selling Shareholders Questionnaire to the Company within a reasonable amount of time before such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 5 hereof, expenses of their own counsel. The Company shall pay all expenses customarily borne by issuers in an underwritten offering, including but not limited to filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing or the provisions of Section 3 hereof, upon receipt of a request from the managing underwriter or a representative of holders of a majority of the Registrable Securities to be included in an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Board of Directors of the Company shall have determined in good faith that the Company has a bona fide business reason for such delay.

              (g) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Holders of at least 66 2/3% of the outstanding Registrable Securities as of the date of such amendment. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

              (h) NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

              (i) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign upon notice to the Company their respective rights hereunder to transferees or assignees of Warrants and/or Registrable Securities in the manner and to the Persons as permitted under the Purchase Agreement.

              (j) NO INCONSISTENT AGREEMENTS. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

              (k) EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

              (l) GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Purchase Agreement.

              (m) CUMULATIVE REMEDIES. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

              (n) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

              (o) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (p) INDEPENDENT NATURE OF HOLDERS' OBLIGATIONS AND RIGHTS. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

              IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                       TARRANT APPAREL GROUP


                                       By:  /s/ Gerard Guez
                                            ------------------------------------
                                            Name:  Gerard Guez
                                            Title: Chairman and Interim CEO














                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                       ORPHEUS HOLDINGS LLC

                                       By: GUGGENHEIM INVESTMENT MANAGEMENT, LLC
                                             as Manager


                                       By:  /s/ Michael Damaso
                                            ------------------------------------
                                            Name:  Michael Damaso
                                            Title: Managing Director


                                       NORTH AMERICAN COMPANY FOR LIFE AND
                                       HEALTH INSURANCE

                                       By: MIDLAND ADVISORS COMPANY as its Agent


                                       By:  /s/ Michael Damaso
                                            ------------------------------------
                                            Name:  Michael Damaso
                                            Title: Managing Director


                                       MIDLAND NATIONAL LIFE INSURANCE COMPANY

                                       By: MIDLAND ADVISORS COMPANY as its Agent


                                       By:  /s/ Michael Damaso
                                            ------------------------------------
                                            Name:  Michael Damaso
                                            Title: Managing Director







                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                       DURHAM CAPITAL CORPORATION



                                       By:  /s/ Sylvester F. Miniter
                                            ------------------------------------
                                            Name:  Sylvester F. Miniter
                                            Title: President








                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                     ANNEX A

                              TARRANT APPAREL GROUP

                 SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

              The undersigned beneficial owner of common stock, no par value per share (the "COMMON STOCK"), of Tarrant Apparel Group, a California corporation (the "COMPANY"), (the "REGISTRABLE SECURITIES") understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (the "REGISTRATION STATEMENT") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "SECURITIES ACT"), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of December 14, 2004 (the "REGISTRATION RIGHTS AGREEMENT"), among the Company and the Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set placeforth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

              Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

                                     NOTICE

              The undersigned beneficial owner (the "SELLING SECURITYHOLDER") of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

              The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

                                  QUESTIONNAIRE

              1. NAME

              (a) Full Legal Name of Selling Securityholder

              (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

              (c) Full Legal Name of Natural Control Person (which means a natural person who directly you indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

              2. ADDRESS FOR NOTICES TO SELLING SECURITYHOLDER:

              Telephone:

              Fax:

              Contact Person:

              3. BENEFICIAL OWNERSHIP OF REGISTRABLE SECURITIES:

              (a) Type and Principal Amount of Registrable Securities beneficially owned:

              4. BROKER-DEALER STATUS:

              (a) Are you a broker-dealer?

                    Yes [_] No [_]

              Note: If yes, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

              (b) Are you an affiliate of a broker-dealer?

                    Yes [_] No [_]

              (c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

                    Yes [_] No [_]

              Note: If no, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

              5. BENEFICIAL OWNERSHIP OF OTHER SECURITIES OF THE COMPANY OWNED BY THE SELLING SECURITYHOLDER. EXCEPT AS SET placeFORTH BELOW IN THIS ITEM 5, THE UNDERSIGNED IS NOT THE BENEFICIAL OR REGISTERED OWNER OF ANY SECURITIES OF THE COMPANY OTHER THAN THE REGISTRABLE SECURITIES LISTED ABOVE IN ITEM 3.

              (a) Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

              6. RELATIONSHIPS WITH THE COMPANY: EXCEPT AS SET FORTH BELOW, NEITHER THE UNDERSIGNED NOR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS OR PRINCIPAL EQUITY HOLDERS (OWNERS OF 5% OF MORE OF THE EQUITY SECURITIES OF THE UNDERSIGNED) HAS HELD ANY POSITION OR OFFICE OR HAS HAD ANY OTHER MATERIAL RELATIONSHIP WITH THE COMPANY (OR ITS PREDECESSORS OR AFFILIATES) DURING THE PAST THREE YEARS.

              State any exceptions here:

              The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

              By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

              IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.


Dated:

                                           Beneficial Owner:


                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO: